SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON,  D.C. 20549




                                  FORM 8-K
                               CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported): January 28, 1998



                         RELIANT BUILDING PRODUCTS, INC.
                (Exact Name of Registrant as Specified in Charter)



         Delaware                    333-30699                        75-1364873
(State or Other Jurisdiction  (Commission File Number)             IRS  Employer
     of Incorporation)                                      Identification  No.)



3030  LBJ  Freeway,  Suite  300,  Dallas,  Texas                           75234
  (Address  of  Principal  Executive  Offices)                       (Zip  Code)



                                  (972) 919-1000
              (Registrant's telephone number, including area code)





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 Item  2.    Acquisition  or  Disposition  of  Assets.



On January 28, 1998, Reliant Building Products (the "Company") closed on the purchase of all of the capital stock of Care-Free Window Group (the "Acquisition" or "Care-Free"), a privately held vinyl window company, for $125.9 million including fees and other expenses and excluding liabilities
assumed.    The  company  will finance the Acquisition through
$5.0 million of additional equity from it's investor group, $9.0 million in cash, and $111.9 million of a $145.0 million new bank facility provided by The Chase Manhattan Bank, CIBC Oppenheimer and certain other participating banks. The new bank facilities are comprised of a $40.0 million, six-year senior secured credit facility, a $40.0 million, six-year senior secured term loan, and a $65.0 million, six -year secured term loan. The new $40.0 senior secured credit facility replaces the Company's $25.0 million credit facility.



Financial Statements and Pro Forma Financial Information will be filed in an amended Form 8-K within sixty days.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.



             (c)  Exhibits



             Exhibit 2.1 Stock Purchase Agreement dated December 17, 1997 between Reliant Building Products, Inc. as "Buyer" and the stockholders, warrant holders, and option holders of CFA Holding Company as "Sellers" (Incorporated by reference to the Company's Form 10-Q filed on February 6, 1998).



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                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 RELIANT  BUILDING  PRODUCTS, INC.


Date:    February  5,  1998      By: /s/ Virgil Lowe
                                     ------------------
                                     Virgil  D.  Lowe,
                                     Vice  President